UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2021

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appoint of Principal Accounting Officer

On August 28, 2021, the Board of Directors (the “Board”) of the Company appointed George Ulrich to serve as the Principal Accounting Officer of the Company.

Mr. Ulrich, age 61, has served as our Vice President of Accounting and Financial Reporting since August 2018. Prior to joining the Company, Mr. Ulrich worked as an outsourced accounting consultant for Advanced CFO since September 2017. In that position, he assisted the Company in preparing the filings and completing the audits necessary for the Company to go public in 2018. Prior to that, he served as the Director of Accounting for Great Basin Scientific, Inc. from May 2015 to September 2017. Prior to that, he worked as a financial consultant with DBH Consulting LLC from June 2011 to May 2015. From 2003 through 2010 he served as Chief Financial Officer of National Financial Systems. Mr. Ulrich is a Certified Public Accountant. He received a Bachelor of Accounting from Weber State University.

Mr. Ulrich’s service as the Vice President of Accounting and Financial Reporting and as Principal Accounting Officer is not the subject of an employment agreement. Mr. Ulrich participates in the Company’s Long-Term Incentive Plan and Short-Term Incentive Plan on the same terms as other participants in the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2021	PURPLE INNOVATION, INC.

	By:	/s/ Casey McGarvey
Casey McGarvey Chief Legal Officer

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